                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  CAREDATA.COM
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                (Caredata Logo)

                         TWO PIEDMONT CENTER, SUITE 400
                            3565 PIEDMONT ROAD, N.E.
                          ATLANTA, GEORGIA 30305-1502

                                 March 28, 2000

To Our Stockholders:

     You are cordially invited to attend our 2000 Annual Meeting of Stockholders. The meeting will be held on Tuesday, May 2, 2000 at 10:00 a.m. at the Grand Hyatt Atlanta, 3300 Peachtree Road, N.E., Atlanta, Georgia. No presentations or briefings are on the agenda for this meeting.

     Even if you plan to attend, please complete the enclosed proxy card and return it in the enclosed envelope so that your shares will be voted. You will still be able to vote your shares in person if you attend the meeting and would like to revoke your proxy.

     Again this year we have simplified the Proxy Statement to make it easier to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English, and we support this effort. If you have any questions about the Annual Meeting, Proxy Statement or the accompanying materials, please call our Secretary, Barry W. Burt, at (404) 364-6700.

     I look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          /s/ Mark A. Kaiser
                                          MARK A. KAISER
                                          Chairman of the Board &
                                          Chief Executive Officer

                               CAREDATA.COM, INC.

                         TWO PIEDMONT CENTER, SUITE 400
                            3565 PIEDMONT ROAD, N.E.
                          ATLANTA, GEORGIA 30305-1502

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2000

     The 2000 Annual Meeting of Stockholders of Caredata.com, Inc. will be held on Tuesday, May 2, 2000 at 10:00 a.m. at the Grand Hyatt Atlanta, 3300 Peachtree Road, N.E., Atlanta, Georgia for the following purposes:

     (i)  To elect two directors for three-year terms;

     (ii)  To amend the 1998 Long-Term Incentive Plan; and

     (iii) To transact other business properly coming before the meeting;

     Stockholders who owned Caredata.com common stock at the close of business on March 6, 2000 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at the meeting.

                                          By Order of the Board of Directors

                                          /S/ Barry W. Burt

                                          BARRY W. BURT
                                          Senior Vice President, General Counsel
                                          &
                                          Secretary

Atlanta, Georgia
March 28, 2000

     YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 2, 2000

Our Board of Directors is soliciting proxies for the 2000 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 6, 2000 as the record date for the meeting. Stockholders who owned shares of Caredata.com common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 8,253,701 shares of Caredata.com common stock outstanding on the record date.

Voting materials, which include the Proxy Statement, proxy card, 1999 Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 1999, are being mailed to stockholders on or about March 28, 2000.

In this Proxy Statement:

     - "we" and "our" refers to Caredata.com, Inc.,

     - "1998 Plan" means the 1998 Long-Term Incentive Plan, and

     - the "Board" means the Board of Directors of Caredata.com, Inc.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, the stockholders of Caredata.com will consider and take action on the following matters and on such other matters as may properly come before the meeting:

PROPOSAL 1.   ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with the term of office of each class ending in successive years. The terms of the directors in Class 1 expire at this Annual Meeting. The directors of Class 2 and Class 3 will continue in office until the 2001 and 2002 annual meetings, respectively. At the present time, there are two directors in Class 1, one director in Class 2, and two directors in Class 3. The stockholders are being asked to vote for the election of the two directors in Class 1.

INFORMATION RELATING TO NOMINEES AND DIRECTORS

The table below sets forth (1) the names of the nominees and of the directors continuing in office; (2) their ages; (3) the year in which they were first elected directors; (4) their position with Caredata.com (if any); (5) their principal occupations and employers for at least the last five years; and (6) any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

                       NOMINEES FOR ELECTION OF DIRECTORS
                     FOR THREE-YEAR TERMS TO EXPIRE IN 2003

                                    CLASS 1
                     TERMS EXPIRING AT 2000 ANNUAL MEETING
--------------------------------------------------------------------------------

             NAME,                              POSITIONS WITH CAREDATA.COM,
            AGE AND                             PRINCIPAL OCCUPATIONS DURING
          YEAR FIRST                              AT LEAST PAST FIVE YEARS
       ELECTED DIRECTOR                           AND OTHER DIRECTORSHIPS
       ----------------                         ----------------------------
        Keith O. Cowan          Mr. Cowan has served as Vice President -- Corporate
              43                Development for BellSouth Corporation since May 1996. He is
             1997               responsible for managing the merger and acquisition
                                activities of BellSouth and its operating subsidiaries,
                                including the identification of acquisition candidates, and the structuring and negotiation of transactions. Prior to
                                joining BellSouth, Mr. Cowan was a partner with Alston &
                                Bird LLP, a law firm based in Atlanta, Georgia, which is
                                Caredata.com's primary outside legal counsel. Mr. Cowan
                                holds a Bachelor of Arts degree from the University of North
                                Carolina at Chapel Hill and a Juris Doctor degree from the
                                University of Virginia.

  William M. McClatchey, M.D.   Dr. McClatchey is a physician practicing in Atlanta,
              52                Georgia, specializing in primary care internal medicine and
             1997               rheumatology. He has practiced medicine at the Piedmont
                                Clinic in Atlanta since 1979. He is a member of the American
                                College of Physicians, serving on its Committee on Medical
                                Informatics from 1986 until 1992 and as Chairman of that
                                committee from 1990 to 1992. Dr. McClatchey is President and serves on the Board of Trustees of Georgia Health Decisions,
                                Inc., a community-based not-for-profit organization working for comprehensive healthcare reform in Georgia. Dr.
                                McClatchey is a member of the Georgia Coalition for Health, a 32-member group charged by Governor Zell Miller to devise a proposal to reform Georgia's Medicaid program. In
                                addition, Dr. McClatchey is a member of the Board of
                                Directors and Executive Committee of the Georgia Health
                                Policy Center at Georgia State University and a member of
                                the Information Systems Steering Committee for Promina
                                Health System.

VOTE REQUIRED; RECOMMENDATION

The affirmative vote of a plurality of the shares of Caredata.com common stock represented and entitled to vote at the Annual Meeting (provided a quorum is present) is necessary for the election of each of the nominees. The Board recommends that stockholders vote FOR the election of the nominees. Withholding authority to vote with respect to any one or more nominees will constitute a vote against such nominee(s).

                         MEMBERS OF BOARD OF DIRECTORS
                              CONTINUING IN OFFICE

                                    CLASS 2
                     TERMS EXPIRING AT 2001 ANNUAL MEETING
--------------------------------------------------------------------------------

     NAME,                          POSITIONS WITH CAREDATA.COM,
    AGE AND                         PRINCIPAL OCCUPATIONS DURING
   YEAR FIRST                         AT LEAST PAST FIVE YEARS
ELECTED DIRECTOR                      AND OTHER DIRECTORSHIPS
----------------                    ----------------------------
Michael J. Finn     Mr. Finn is President and a director of Brantley Capital
       50           Corporation and is President and a director of Brantley
      1992          Capital Management, Ltd., investment advisor to Brantley
                    Capital. From 1987 to 1995, Mr. Finn was Vice President of
                    the Venture Capital Group of Sears Investment Management Co.
                    in Chicago, Illinois. Mr. Finn is also a director of
                    Pediatric Services of America, Inc. Mr. Finn holds both
                    Bachelor of Science in Urban Planning and Master of Science
                    in Land Economics and Finance degrees from Michigan State
                    University.

                                    CLASS 3
                     TERMS EXPIRING AT 2002 ANNUAL MEETING
--------------------------------------------------------------------------------

     NAME,                          POSITIONS WITH CAREDATA.COM,
    AGE AND                         PRINCIPAL OCCUPATIONS DURING
   YEAR FIRST                         AT LEAST PAST FIVE YEARS
ELECTED DIRECTOR                      AND OTHER DIRECTORSHIPS
----------------                    ----------------------------
 Mark A. Kaiser     Mr. Kaiser is Chairman of the Board and Chief Executive
       42           Officer of Caredata.com. Before joining Caredata.com, Mr.
      1991          Kaiser was Vice President of Sales and Marketing for Charter
                    Medical Corporation, the nation's largest chain of
                    psychiatric hospitals. Mr. Kaiser also served as Senior Vice
                    President of Marketing at TelecomUSA, where he worked from the early stages of the company until its acquisition by MCI
                    Communications Corporation. Mr. Kaiser is a member of the
                    Board of Directors of The Plastic Surgery Company. Mr.
                    Kaiser holds Bachelor of Science degrees in Computer Science and Mathematics from Furman University.

Robert P. Pinkas    Mr. Pinkas is Chairman of the Board, Chief Executive
       46           Officer, Treasurer and a director of Brantley Capital
      1991          Corporation, a publicly-traded, closed-end investment
                    company. Mr. Pinkas was the founding partner of Brantley
                    Venture Partners, L.P., a venture capital fund started in
                    1987. Mr. Pinkas also led the formation of three other
                    Brantley Venture Partners partnerships. Mr. Pinkas currently serves as Chairman of the Board of Gliatech, Inc., as well as a director of Quad Systems Corporation, Pediatric
                    Services of America, Inc. and Waterlink, Inc. Mr. Pinkas
                    holds both Bachelor of Arts in Government and Master of
                    Science in History degrees from Harvard University, and a
                    Juris Doctor degree from the University of Pennsylvania.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

The Board held six meetings in 1999. Each director attended at least 75% of all Board and applicable committee meetings during 1999. This table describes the Board's committees. The Board does not have a Nominating Committee or a committee serving a similar function.

Audit Committee. The Audit Committee, presently composed of Mr. Finn and Dr. McClatchey, is responsible for recommending independent auditors, reviewing the scope and results of the audit engagement with the independent auditors and establishing and monitoring our financial policies and control procedures. The Audit Committee met one time during 1999.

Compensation Committee. The Compensation Committee, presently composed of Messrs. Cowan and Pinkas, is responsible for establishing salaries, bonuses and other compensation for our executive officers and administering our stock incentive plans (other than the Nonmanagement Directors' Stock Option Plan). While the Compensation Committee held no formal meetings during 1999, it took numerous actions by unanimous written consents.

Nonmanagement Directors' Stock Option Plan Committee. The Nonmanagement Directors' Stock Option Plan Committee, which is comprised of Messrs. Kaiser and Pinkas, is responsible for administering our Nonmanagement Directors' Stock Option Plan. The Nonmanagement Directors' Stock Option Plan Committee did not meet in 1999.

DIRECTORS' COMPENSATION

We do not pay directors who are also employees of Caredata.com additional consideration for their service as directors. In 1999, compensation for nonemployee directors included the following:

     - an annual retainer of $5,000;

     - $1,000 for each Board meeting attended in person ($250 if attended by telephone);

     - $250 for each Board committee meeting attended in person or by telephone; and

     - expenses of attending Board and committee meetings.

Nonemployee directors also participate in the Nonmanagement Directors' Stock Option Plan. This Plan provides for the issuance of nonqualified stock options to nonemployee directors. Under the Plan, each eligible director received an initial grant of 10,000 options after our initial public offering in 1997 and further grants of 5,000 options on each of December 31, 1999, December 31, 1998 and December 31, 1997. The Nonmanagement Directors' Plan provides that each new director elected to our Board will be granted an option to purchase 10,000 shares of Caredata.com common stock as of his or her first day of service. Thereafter, each eligible director will be granted, as of the last business day of each fiscal year, an option to purchase 5,000 shares of Caredata.com common stock. In addition, each eligible director will be granted, as of the date of exercise of any option granted, an option to purchase an additional number of shares equal to the number, if any, of the shares of Caredata.com common stock tendered in payment of the exercise price. The exercise price of options granted under the Nonmanagement Directors' Plan are equal to the fair market value of Caredata.com's common stock on the date of grant and become exercisable in one-third increments over three years following the date of grant. There are currently no further shares available for grant under the Nonmanagement Directors' Plan. Nonemployee directors are also entitled to participate in the 1998 Plan, although to date no grants have been made to nonemployee directors under the 1998 Plan.

Directors who are employees of Caredata.com are entitled to participate in the 1998 Employee Stock Purchase Plan.

PROPOSAL 2.   AMENDMENT TO 1998 PLAN

Our Board and stockholders have previously approved the 1998 Plan and a 1999 amendment to the Plan. The 1998 Plan is intended to promote the success and enhance the value of Caredata.com by linking the personal interests of employees, officers and directors to the interests of the stockholders, and by providing the employees, officers and directors with an incentive for outstanding performance. Currently, there are 850,000 shares of Caredata.com common stock available for awards under the 1998 Plan. The proposed amendment to the 1998 Plan would increase the number of shares of Caredata.com common stock available for awards under the 1998 Plan by 400,000 to 1,250,000. If you would like more information about the 1998 Plan, a summary of its terms is included as an Appendix to this Proxy Statement.

VOTE REQUIRED; RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of Caredata.com common stock represented and entitled to vote at the Annual Meeting (provided a quorum is present) is necessary to approve the proposed amendment to the 1998 Plan to increase the maximum number of shares of Caredata.com common stock reserved for issuance under the 1998 Plan. The Board recommends that stockholders vote FOR the approval of the proposed amendment to the 1998 Plan.

OUR EXECUTIVE OFFICERS

The executive officers of Caredata.com are Mr. Kaiser (who is discussed above), Kenneth M. Goins, Jr., Thomas C. Kuhn III, O.B. Rawls, IV, Barry W. Burt and Kevin R. Mitchell.

Kenneth M. Goins, Jr. (age 41) has served as President and Chief Operating Officer since October 1998. Prior to that, Mr. Goins served as Executive Vice President and Chief Financial Officer from December 1996 to October 1998 and as Vice President, Finance and Administration and Chief Financial Officer from April 1996 until December 1996. From 1985 until 1996, Mr. Goins held various management positions with First Data Corporation and its predecessors First Financial Management Corporation and MicroBilt Corporation. During his tenure at First Data, Mr. Goins served as Chief Financial Officer of Unified Merchant Services, a credit card processing joint venture with NationsBank, N.A. While at MicroBilt and First Financial, Mr. Goins was involved in several acquisitions in the information and software industries. Prior to joining MicroBilt, Mr. Goins held various positions with Colonial Life and Accident Insurance Company, based in Columbia, South Carolina. Mr. Goins holds a Bachelor of Science degree in Business Administration from the University of South Carolina and is a Certified Public Accountant.

Thomas C. Kuhn III (age 37) has been Executive Vice President since February 2000 and Chief Financial Officer since October 1998. Mr. Kuhn also served as a Senior Vice President from October 1998 through February 2000. Prior to that, Mr. Kuhn served as Controller since joining Caredata.com in 1996. Mr. Kuhn was appointed Principal Accounting Officer of Caredata.com in March 1998, after having been appointed Vice President-Finance and Administration in August 1997. Prior to joining Caredata.com, from 1992 to 1996, Mr. Kuhn held various positions with First Data Corporation and its predecessors First Financial Management Corporation and MicroBilt Corporation, including Vice President of Working Capital Management for First Financial and Controller of MicroBilt. From 1987 to 1992, Mr. Kuhn was in public accounting with Clayton, Miller and Company in Atlanta, Georgia, and from 1984 until March 1987, he was with Arthur Young and Company in Atlanta, Georgia. Mr. Kuhn holds a Bachelor of Science degree in Business Administration from the University of South Carolina and is a Certified Public Accountant.

O.B. Rawls, IV (age 48) has been Executive Vice President for Operations since February 2000 and Group General Manager since he joined Caredata.com in December 1997. He also served as a Senior Vice President from December 1997 through February 2000. Prior to joining Caredata.com, from 1995 to 1997, Mr. Rawls held several positions with First Data Corporation, including General Manager-International Partnership in which he negotiated and implemented an international merchant processing joint venture. From August 1995 until May 1997, Mr. Rawls served as President of Unified Merchant Services. From 1983 until 1995, Mr. Rawls was an executive with NationsBank and its predecessor NCNB National Bank, including Senior Vice President/Division Executive of Merchant Card Services from 1993 until 1995. Mr. Rawls holds a Bachelor of Science Degree from East Carolina University and an Executive Masters of Business Administration from Queens College.

Barry W. Burt (age 44) has served as a Senior Vice President of the Company since March 2000 and as its General Counsel since November 1998. He also served as a Vice President from joining Caredata.com in August 1996 through March 2000, as Corporate Counsel from August 1996 through November 1998, and as Director of Administration of the Company from August 1996 through August 1997. Prior to joining the Company, Mr. Burt provided legal services to private clients from December 1995 through August 1996. Mr. Burt served as Vice President and Corporate Counsel with First Data Corporation and its predecessor, First Financial Management Corporation, from November 1989 through November 1995. While at First

Financial, Mr. Burt was involved in a number of acquisitions in the information and software industries and served as primary legal counsel to several of First Financial's subsidiaries. From 1985 until 1988, Mr. Burt was Vice President and Legal Counsel for Johnstown American Companies, a real estate services company headquartered in Atlanta, and from 1982 to 1985 was an associate with the Atlanta law firm of Powell, Goldstein, Frazer & Murphy. Mr. Burt is admitted to practice law in the State of Georgia, and holds both Juris Doctor and Masters of Business Administration degrees from the University of Georgia, as well as a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill.

Kevin R. Mitchell (age 51) has been Senior Vice President of Sales and Marketing since he joined Caredata.com in March 1999. From October 1989 to March 1999, Mr. Mitchell served in various capacities, including Executive Vice President Sales & Marketing, Chief Operating Officer and President of OPIN Systems, Inc., a developer of enterprise decision support systems and services for the managed care industry. From April 1975 to June 1989, Mr. Mitchell served as Senior Vice President of Gelco Corporation, a transportation leasing and management services company. Mr. Mitchell holds a Masters of Business Administration degree from the University of Detroit and a Bachelor of Science degree in Business Administration from Suffolk University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows how much Caredata.com common stock is owned by the directors, the executive officers named in the Summary Compensation Table, and persons or entities known by Caredata.com to own more than 5% of Caredata.com's outstanding common stock, as of March 6, 2000.

                                                NUMBER OF SHARES                    PERCENT OF
                                                 OF COMMON STOCK        RIGHT TO    OUTSTANDING
NAME                                          BENEFICIALLY OWNED(1)    ACQUIRE(2)     SHARES
----                                          ---------------------    ----------   -----------
Brantley Venture Partners II, L.P.(3)                 522,745                --         6.3%
Mark A. Kaiser                                        261,420(4)        175,921         5.2%
Keith O. Cowan                                          1,000            14,999           *
Michael J. Finn                                       528,945(5)         14,999         6.6%
William M. McClatchey, M.D.                           167,000(6)         14,999         2.2%
Robert P. Pinkas                                      527,745(7)         14,999         6.6%
Kenneth M. Goins, Jr.                                  43,544(8)         55,554         1.2%
Thomas C. Kuhn III                                      5,536(9)         16,223           *
O. B. Rawls, IV                                         3,479(10)        20,000           *
Barry W. Burt                                           2,618(11)        15,423           *
Barrett C. O'Donnell(12)                              421,000                --         5.1%
All directors and executive officers as a
  group
  (10 members)                                      1,018,542           353,117        15.9%

------------------------------------
 * Less than one percent.

 (1) Includes shares for which the named person or entity (a) has sole voting and investment power, or (b) has shared voting and investment power with his or her spouse, unless otherwise indicated in the footnotes.
 (2) Shares that can be acquired through stock option exercises through May 5, 2000.
 (3) The address of Brantley Venture Partners II, L.P. is 20600 Chagrin Boulevard, Suite 1150 Tower East, Cleveland, Ohio 44122.
 (4) Includes 7,275 shares available under a Restricted Stock Award under the 1998 Plan.
 (5) Includes 522,745 shares owned by Brantley Venture Partners II, L.P., of which Mr. Finn is a partner of its general partner.
 (6) Includes 10,000 shares owned by Dr. McClatchey's wife, 4,000 shares owned by a trust for the benefit of Dr. McClatchey's adult child of which Dr. McClatchey is trustee, and 2,000 shares owned by a trust for the benefit of Dr. McClatchey's minor child of which Dr. McClatchey is trustee.
 (7) Includes 522,745 shares owned by Brantley Venture Partners II, L.P., of which Mr. Pinkas is a partner of its general partner.
 (8) Includes 200 shares held by Mr. Goins' children and 5,092 shares available under a Restricted Stock Award under the 1998 Plan.
 (9) Includes 2,909 shares available under a Restricted Stock Award under the 1998 Plan.
(10) Includes 1,455 shares available under a Restricted Stock Award under the 1998 Plan.
(11) Includes 1,455 shares available under a Restricted Stock Award under the 1998 Plan.
(12) The address of Mr. O'Donnell is c/o O'Donnell Davis, P. O. Box 7395, Princeton, New Jersey 08543-7395.

EXECUTIVE COMPENSATION

The following table shows the compensation paid during fiscal years 1999, 1998 and 1997 to each person serving as Caredata.com's Chief Executive Officer during any part of either fiscal year and Caredata.com's four most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 1999.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

NAME AND PRINCIPAL POSITIONS                                  YEAR    SALARY     BONUS     OTHER
----------------------------                                  ----   --------   --------   ------
Mark A. Kaiser                                                1999   $254,178   $160,388   $7,428(1)
  Chairman of the Board and Chief Executive Officer           1998   $235,000   $ 25,000   $  955(1)
                                                              1997   $200,500   $110,370       --
Kenneth M. Goins, Jr.                                         1999   $214,550   $136,500   $4,550(1)
  President and Chief Operating Officer                       1998   $177,348   $ 17,500       --
                                                              1997   $141,711   $ 73,762       --
Thomas C. Kuhn III                                            1999   $151,079   $ 97,500   $1,080(1)
  Executive Vice President and Chief Financial Officer        1998   $119,054   $ 10,000       --
                                                              1997   $101,335   $ 25,000       --
O.B. Rawls, IV                                                1999   $165,000   $107,250
  Executive Vice President for Operations and Group           1998   $160,000   $  5,000       --
  General Manager                                             1997   $ 13,050   $  7,500       --
Barry W. Burt                                                 1999   $121,000   $ 52,425       --
  Senior Vice President, General Counsel and Secretary        1998   $105,875   $  5,000       --
                                                              1997   $ 83,543   $ 12,750       --

------------------------------------

(1) Represents payment of premiums on life and disability insurance policies.

                          OPTION GRANTS IN FISCAL 1999
--------------------------------------------------------------------------------

                                                                                       POTENTIAL REALIZABLE
                                                                                             VALUE AT
                                                                                       GRANT DATE ASSUMING
                                                                                         ANNUAL RATES OF
                                                                                           STOCK PRICE
                         SECURITIES        % OF TOTAL                                    APPRECIATION FOR
                         UNDERLYING      OPTIONS GRANTED     EXERCISE                    OPTION TERM ($)
                           OPTIONS       TO EMPLOYEES IN     OR BASE      EXPIRATION   --------------------
NAME                   GRANTED (#)(1)    FISCAL YEAR (%)   PRICE ($/SH)      DATE         5%         10%
----                   ---------------   ---------------   ------------   ----------   --------    --------
Mark A. Kaiser             32,480               7%           $  6.75       8/18/09     $137,879    $349,412
Kenneth M. Goins, Jr.      25,000               6%           $  7.00       8/21/09     $110,057    $278,905
Thomas C. Kuhn III         15,000               3%           $  7.75       11/4/09     $ 73,109    $185,273
O.B. Rawls, IV             10,000               2%           $  7.75        8/5/09     $ 48,739    $123,515
Barry W. Burt                  --              --                 --            --           --          --

------------------------------------

(1) All options granted vest at the rate of 20% per year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

     The following table presents certain information concerning options exercised by our executive officers in 1999 and the fiscal year-end value of any unexercised stock options that they hold.

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING               VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          SHARES                       AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)(1)
                       ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                   EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ------------   ------------   -----------   -------------   -----------   -------------
Mark A. Kaiser             --             --           173,322        145,032       $939,088       $319,679
Kenneth M. Goins, Jr.      --             --            45,810        100,760       $156,774       $238,405
Thomas C. Kuhn III         --             --            16,223         48,403       $ 44,557       $100,512
O.B. Rawls, IV             --             --            20,000         50,000       $ 17,250       $ 69,000
Barry W. Burt              --             --            11,124         34,502       $ 17,789       $ 71,161

------------------------------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1999 and the exercise price of the executive officer's options.

EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

Mark A. Kaiser, Kenneth M. Goins, Jr. and Thomas C. Kuhn III are each party to an employment agreement with Caredata.com. Mr. Kaiser serves as Chairman of the Board and Chief Executive Officer, Mr. Goins serves as President and Chief Operating Officer and Mr. Kuhn serves as Chief Financial Officer. Each Employment Agreement has an initial term of three years, with automatic one-year renewals thereafter, unless either party gives 60 days' advance notice of nonrenewal.

The Employment Agreements provide that Mr. Kaiser, Mr. Goins and Mr. Kuhn will receive base salaries of $235,000, $175,000 and $140,000, respectively. The base salary of each officer may be increased annually at the discretion of the Compensation Committee. In addition, each of Mr. Kaiser and Mr. Goins is eligible to receive an annual bonus of up to 50% of base salary, and Mr. Kuhn is eligible to receive an annual bonus of up to 25% of base salary (based upon Caredata.com's achievement of performance goals established by the Compensation Committee).

Under the employment agreements, Mr. Kaiser, Mr. Goins and Mr. Kuhn are also entitled to participate in all of Caredata.com's employee benefit plans. In addition, they each were granted stock options during 1999 and each is entitled to receive annual grants of stock options on the first and second anniversaries of their respective agreements in the following amounts: Mr. Kaiser (32,480), Mr. Goins (25,000), and Mr. Kuhn (15,000). The exercise prices for the option grants will equal the fair market value of Caredata.com common stock on the date of grant. All of the options granted under the Employment Agreements vest ratably over five years from the date of grant or immediately upon the sale or other change in control of Caredata.com.

Each Employment Agreement also contains a nondisclosure covenant, as well as covenants not to divert business or employees from Caredata.com for two years following termination. In the event any of the above-named officers terminates his employment for good cause (as defined in the Employment Agreement), or if Caredata.com terminates employment other than for good cause (as defined in the Employment Agreement), the officer will be entitled to continue to receive his base salary for a period of twelve months following termination. If Caredata.com terminates employment for cause (as defined in the Employment Agreement), such officer will receive his base salary for a period of one month after the termination date. If the officer terminates his employment without good reason (as defined in the Employment Agreement), Caredata.com's obligation to pay his base salary will terminate as of the date of termination, and Caredata.com will pay his base salary accrued through the date of termination.

If within twelve months following a change in control of Caredata.com (as defined in the Employment Agreement), either Caredata.com terminates the employment of the officer without cause or such officer resigns from a declined reassignment of his job that is not reasonably equivalent in responsibility or compensation or that is not in the same geographic area, or, solely with respect to Mr. Kaiser, if within 180 days following said change of control, Mr. Kaiser terminates his employment with Caredata.com, then such officer shall receive an amount equal to two multiplied by the sum of his base salary (as then in effect) plus an amount of annual bonus for the current year (which will be calculated as if the date of termination was the last day of the current annual period). This severance payment will be paid by Caredata.com in a single lump-sum payment not later than thirty days after termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 1999, the members of our Compensation Committee were Mr. Pinkas and Mr. Cowan, neither of which served as an officer or employee of Caredata.com during the 1999 fiscal year. The current members of the Compensation Committee continue to be Mr. Pinkas and Mr. Cowan. There are no "interlocks" (as defined by the Securities and Exchange Commission) with respect to any member of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Decisions and recommendations regarding the compensation of Caredata.com executive officers are made by the Compensation Committee of the Board of Directors, which is composed entirely of directors who do not serve as officers or employees of Caredata.com. During 1999, the Compensation Committee was comprised of Messrs. Pinkas and Cowan. Set forth below is a report of the members of the Compensation Committee during 1999 concerning Caredata.com's compensation policies for 1999. The following report is not subject to incorporation by reference in any filings made by Caredata.com with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee of the Board of Directors establishes compensation policies and programs for executive officers and other members of senior management. Subject to any employment agreements that are in place, the Compensation Committee establishes base compensation, approves increases in base compensation and determines bonus compensation for Caredata.com's (1) Chairman of the Board and Chief Executive Officer, (2) President and Chief Operating Officer and (3) Executive Vice President and Chief Financial Officer. In addition, the Compensation Committee has authority to approve the recommendations of senior management regarding annual base and bonus compensation for all other officers and senior employees. The Compensation Committee also has exclusive authority to approve all stock option and other stock-based incentive awards granted to executive officers and other employees. The Compensation Committee considers both internal and external data in determining officers' compensation, including relevant industry executive compensation data.

COMPENSATION PHILOSOPHY

Caredata.com's compensation philosophy is for a substantial portion of the annual compensation of each executive officer to be contingent on company performance, as well as the individual contributions of each officer. As a result, much of each executive officer's compensation is "at risk," with annual bonus compensation (assuming 100% of target levels are attained) accounting for not less than 20% of total cash compensation. The purpose of this philosophy is to align executive compensation closely with the achievement of both annual and long-range company objectives, thereby serving the interests of stockholders. Caredata.com also seeks to provide competitive compensation packages when compared to companies of a similar size in similar industries, which assists in attracting and retaining highly qualified executives.

COMPENSATION PROGRAM

Caredata.com's executive compensation program has three major components, all of which are intended to implement Caredata.com's compensation philosophy:

     1. Base Salary. Base annual salaries for the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer and Executive Vice President and Chief Financial Officer are established by employment agreement and are reviewed annually. Base salaries for other executive officers are established when the officers are employed and are reviewed annually. In establishing and reviewing base salaries, the Compensation Committee bases its decisions on competitive pay practices of comparable companies, the skills and performance of the individual executive, the needs and resources of Caredata.com, and the expenses that would be incurred in recruiting a new executive to fill a vacated position.

     2. Cash Bonuses. Annual cash bonuses are made available to senior management based upon the attainment of specified business and personal goals.

     Bonuses paid in 1999 were based on Caredata.com's performance in 1998 and therefore are reported in the Summary Compensation Table. These bonus amounts were determined pursuant to an incentive compensation program established by the Compensation Committee for 1998. The program was intended to provide cash incentive bonuses based on Caredata.com's achievement of short-term goals that were consistent with its long-term goals and to promote the compensation philosophy that a substantial portion of executive compensation be at risk. It was the Compensation Committee's subjective assessment that an incentive bonus equal to 50% of base salary (the level established for Mr. Kaiser in his employment agreement) was an appropriate percentage for all executive officers to have at risk pursuant to the 1998 incentive compensation program. The annual bonuses payable under the 1998 incentive compensation program were based on company performance measured against targeted earnings-per-share goals for 1998 established by the Compensation Committee. If the actual performance for 1998 was less than the target, the bonus would be reduced, and if the actual performance for 1998 was greater than the target, the bonus would be increased. Caredata.com did not meet the earnings-per-share targets established for 1998, and bonuses paid to executive officers pursuant to the 1998 incentive compensation program were reduced accordingly.

     In addition, the Compensation Committee separately determined to pay discretionary bonuses in 1999 to certain executive officers. These discretionary bonuses were awarded (1) to compensate certain executive officers for their individual efforts in 1998 notwithstanding company performance and (2) to retain key executive officers by providing compensation packages that are competitive when compared with companies similarly situated to Caredata.com. These bonuses are also reported in the compensation table for 1998 presented above.

     The Compensation Committee adopted a new incentive compensation program for executive officers in 1999. Like the 1998 program, the 1999 program was intended to provide cash incentive bonuses based in large part on the achievement of company goals and to place a substantial portion of executive compensation at risk. The Compensation Committee determined that a base bonus equal to either 30% or 50% of base salary was an appropriate percentage for all executive officers to have at risk pursuant to the 1999 incentive compensation program. The extent to which the base bonuses under the 1999 incentive compensation program would be paid was based, in large part, on company performance measured against market analysts' expectations and, to a lesser extent, on individual performance objectives. Caredata.com met or exceeded the market analysts' expectations for company performance at year-end and the executive officers met their respective individual performance objectives for the year. Accordingly, the base bonuses contemplated by the 1999 incentive compensation program were paid in full. These bonuses are reported in the compensation table for 1999 presented above.

     In addition to the base bonuses described above, the 1999 incentive compensation program provided that additional cash incentive compensation in an amount not to exceed 25% of base salary may be awarded at the discretion of the Compensation Committee for outstanding individual performance. Pursuant to this component of the 1999 incentive compensation program, the Compensation Committee awarded additional cash bonuses equal to 15% of base salary to Messrs. Kaiser, Goins, Kuhn and Burt. These additional bonuses are also reported in the compensation table for 1999 presented above.

     3. Equity-Based Incentive Compensation. Caredata.com provides equity-based incentives to key employees through its 1996 Stock Incentive Plan and its 1998 Long-Term Incentive Plan (collectively, the "Stock Incentive Plans"). The Compensation Committee administers the Stock Incentive Plans. The Compensation Committee approves grants of stock options to key employees commensurate with their positions when they join the company and considers additional discretionary grants of stock options or other stock-based incentive awards on an annual basis based on performance.

     All stock options granted since Caredata.com's initial public offering in January 1997 have been granted with an exercise price equal to the fair market value of Caredata.com common stock on the date of grant (based on the last sale price per share reported by the Nasdaq National Market on such date). The Compensation Committee believes that this pricing practice will generally continue in the future. Historically, all options have vested over five years from the date of grant to provide incentive to key employees to remain with Caredata.com, and the Compensation Committee intends to continue this practice. The Compensation Committee has the authority to shorten this vesting period in its discretion. The purpose of the Stock Incentive Plans is to provide the economic incentives associated with stock ownership to key employees, to create management incentives to improve stockholder value and, through the use of vesting periods, to encourage executives and other key employees to remain with Caredata.com and focus on long-term results. The Stock Incentive Plans also permit the grant of stock appreciation rights, restricted stock awards and long-term incentive bonuses.

OTHER EXECUTIVE COMPENSATION

Caredata.com's executives also participate in the benefit programs that are available to all Caredata.com employees generally, including an employee stock purchase plan, a 401(k) savings plan (which permits matching contributions) and medical, life and disability insurance benefits. Caredata.com does not maintain any other pension or retirement programs. Caredata.com generally does not provide executive perquisites such as club memberships.

The Securities and Exchange Commission requires all Compensation Committees to discuss how they intend to deal with the cap on deductibility of compensation over $1.0 million for executive officers. Given current compensation levels, the Compensation Committee does not believe it is necessary to consider this issue at this time. Caredata.com intends to take necessary steps to ensure that its compensation policies maximize the deductibility of compensation paid to executives; however, the Compensation Committee may determine that nondeductible payments are appropriate in light of a particular executive's performance or particular circumstances.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

Mr. Kaiser's 1999 compensation was derived in large part from commitments under his employment agreement. In January 1999, the Compensation Committee approved a discretionary increase in Mr. Kaiser's base salary to $246,750, a 5.0% increase over his base salary for 1998, as well as a discretionary restricted stock award of 9,091 shares of common stock. In approving the salary increase, the Compensation Committee considered its experience with, and knowledge of, the compensation of chief executive officers of similar companies, as well as Mr. Kaiser's importance to Caredata.com and its operations. At that time, Mr. Kaiser also received bonus compensation relating to his performance in 1998 of $25,000, representing 10.6% of his 1998 base salary. Mr. Kaiser's target annual bonus of 50% of base salary is established in his employment agreement. Mr. Kaiser's employment agreement provides that the amount of his annual bonus is to be determined based upon Caredata.com's achievement of performance goals established by the Compensation Committee. Those performance goals were not fully met in 1998 and Mr. Kaiser's bonus was reduced accordingly. In compliance with Mr. Kaiser's employment agreements, Caredata.com also granted Mr. Kaiser 32,480 options in August 1999. When it approved the equity-based compensation awards provided for in Mr. Kaiser's employment agreement, and when it approved the January 1999 restricted stock award to Mr. Kaiser, the Compensation Committee determined that such awards were necessary for the retention of Mr. Kaiser and to provide added incentive to achieve Caredata.com's short-term and long-term goals.

                                          COMPENSATION COMMITTEE

                                          ROBERT P. PINKAS, Chairman
                                          KEITH O. COWAN

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for Caredata.com's common stock, the Nasdaq National Market (U.S. Companies) and the Hambrecht & Quist Technology Index, each of which assumes an initial value of $100 and reinvestment of dividends. The graph begins on January 30, 1997, the date on which our Common Stock began trading on the Nasdaq National Market.

                                                                               NASDAQ STOCK MARKET
                                                   CAREDATA.COM, INC.                (U.S.)                 H & Q TECHNOLOGY
                                                   ------------------          -------------------          ----------------
01/30/97                                                   100                         100                         100
12/31/97                                                   107                         115                         107
12/31/98                                                    49                         162                         166
12/31/99                                                    65                         292                         370

INDEPENDENT AUDITORS

The firm of KPMG LLP audited our financial statements for the 1999 fiscal year, and our Board intends to continue to use the services of this firm for the 2000 fiscal year. A representative of KPMG LLP is expected to attend the Annual Meeting in order to respond to questions from the stockholders and will have the opportunity to make a statement.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

If you want us to consider including a proposal in our 2001 Proxy Statement, you must deliver it to the Secretary of Caredata.com at our principal executive office no later than November 28, 2000.

SECTION 16(A) BENEFICIAL OWNER REPORTING COMPLIANCE

Caredata.com believes that during 1999, all filings with the Securities and Exchange Commission of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Caredata.com common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

GENERAL INFORMATION

Stockholders of record as of the close of business on March 6, 2000 are entitled to notice of and to vote upon all matters at the Annual Meeting. As of the close of business on March 6, 2000, there were outstanding 8,253,701 shares of Caredata.com common stock.

Management is not aware of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated by proxies will vote in accordance with their best judgment on such matters.

Our Annual Report to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 1999, which includes audited financial statements, accompany this Proxy Statement.

Caredata.com will bear all costs of soliciting proxies. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of Caredata.com, personally, by telephone or by facsimile. Caredata.com does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

                                                                        APPENDIX

GENERAL DESCRIPTION OF THE 1998 PLAN
--------------------------------------------------------------------------------

PURPOSE

The purpose of the Incentive Plan is to promote the success and enhance the value of the company by linking the personal interests of employees, officers and directors to those of the stockholders, and by providing such persons with an incentive for outstanding performance.

AWARDS

The Incentive Plan authorizes the granting of awards to our employees, officers and directors in the following forms: (a) options to purchase shares of Caredata.com common stock, which may be incentive stock options or nonqualified stock options; (b) stock appreciation rights ("SARs"); (c) performance shares;
(d) restricted stock; (e) dividend equivalents; and (f) other stock-based awards, including unrestricted stock awards.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a company may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers of the company. The 1998 Plan is designed to comply with Code Section 162(m) so that the grant of options and SARs under the plan, and other awards, such as performance shares, that are conditioned on the performance goals described in the 1998 Plan, will be excluded from the calculation of annual compensation for purposes of Section 162(m) and will be fully deductible by Caredata.com.

Subject to adjustment as provided in the 1998 Plan, the current aggregate number of shares of Caredata.com common stock reserved and available for awards or which may be used to provide a basis of measurement for, or to determine the value of, an award (such as with a SAR or performance share) is 850,000, of which no more than 20% may be granted in the form of restricted stock awards. The aggregate number of shares available for awards under the 1998 Plan is proposed to be increased by 400,000 to 1,250,000, of which no more than 20% may be granted in the form of restricted or unrestricted stock awards. The maximum number of shares of Caredata.com common stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the 1998 Plan to any one participant is 100,000. The maximum fair market value (measured as of the date of grant) of any awards (other than options and SARs) that may be received by a participant during any one calendar year under the 1998 Plan is $1,000,000.

ADMINISTRATION

The 1998 Plan is administered by our Board's Compensation Committee. The Compensation Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the 1998 Plan; and make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the 1998 Plan.

LIMITATIONS ON TRANSFER; BENEFICIARIES

No unexercised or restricted award may be assigned or transferred by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualifying domestic relations order. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

ACCELERATION UPON CERTAIN EVENTS

Upon a participant's death or disability, all awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or SARs will thereafter continue or lapse in accordance with the other provisions of the 1998 Plan and the award agreement. In the event of a Change in Control (as defined in the 1998
Plan), all outstanding awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse, except in certain limited circumstances described in the 1998 Plan relating to pooling-of-interests accounting treatment for business combinations. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control but which the Board deems to be, or to be reasonably likely to lead to, an effective change in control, the Compensation Committee or the Board may, in their respective sole discretion, declare all outstanding awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding awards to lapse, in each case as of such date as the Compensation Committee or the Board may, in their respective sole discretion, declare, which may be on or before the consummation of such transaction or event. In addition, the Compensation Committee may, in its sole discretion, accelerate the vesting of an award at any time, in whole or in part.

TERMINATION AND AMENDMENT

The Board may amend, modify or terminate the 1998 Plan without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the 1998 Plan may adversely affect any award previously granted, without the written consent of the participant. The Compensation Committee may amend, modify or terminate any outstanding award without approval of the participant; provided, however, that such amendment, modification or termination may not, without the participant's consent, reduce or diminish the value of such award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. Absent the prior approval of the stockholders, no outstanding award shall be (i) repriced by lowering its exercise price, (ii) canceled with subsequent replacement at a lower exercise price, or (iii) regranted with a lower exercise price.

FEDERAL INCOME TAX CONSEQUENCES

Nonqualified Stock Options. Under present federal income tax regulations, there are no federal income tax consequences to either Caredata.com or the participant upon the grant of a nondiscounted nonqualified stock option. However, the participant will realize ordinary income on the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of Caredata.com common stock acquired upon the exercise of such option over the exercise price, and Caredata.com will be entitled to a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of Caredata.com common stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

Incentive Stock Options. Under present federal income tax regulations, there are no federal income tax consequences to either Caredata.com or the participant upon the grant of an incentive stock option. Although the participant will not realize ordinary income upon his exercise of an incentive stock option, the difference between the exercise price and the fair market value of the shares at the time of exercise of the incentive stock option will be treated as an item of tax preference for alternative minimum tax purposes. If the participant holds the shares of Caredata.com common stock for the greater of two years after the date the incentive stock option was granted or one year after the acquisition of the shares of Caredata.com common stock, the difference between the aggregate exercise price and the amount realized upon disposition of the shares of Caredata.com common stock will constitute long-term capital gain or loss, and Caredata.com will not be entitled to a federal income tax deduction. If the shares of Caredata.com common stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the lesser of (1) the gain realized by the participant upon such disposition, or (2) the excess of the fair market value of Caredata.com common stock purchased at the time of exercise over the aggregate exercise price, and Caredata.com will be entitled to a federal income tax deduction equal to that amount. The gain in excess of that amount realized by the participant as ordinary income would be taxed as a capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

     SARs. Under present federal income tax regulations, a participant receiving a nondiscounted SAR will not recognize income, and Caredata.com will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Caredata.com common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to Caredata.com.

     Performance Shares. Under present federal income tax regulations, a participant receiving performance shares will not recognize income, and Caredata.com will not be allowed a tax deduction, at the time the award is granted. When a participant receives payment of performance shares, the amount of cash and the fair market value of any shares of Caredata.com common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to Caredata.com.

     Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and Caredata.com will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of Caredata.com common stock less any amount paid by the participant for the stock, and Caredata.com will be entitled to a corresponding tax deduction at that time. A participant will recognize ordinary income on any dividends paid on the shares of restricted stock when the dividends are received, and Caredata.com will have a corresponding deduction (unless the participant elected to recognize income upon grant of the restricted stock, in which case Caredata.com could not deduct the dividends).

                BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

As of March 6, 2000, awards had been granted or approved for grant under the 1998 Plan to the following persons and groups. Any future awards will be made at the discretion of the Compensation Committee.

------------------------------------------------------------------------------------------------------------------
                                                                      1998 PLAN
                                   -------------------------------------------------------------------------------
                                                   OPTIONS                         RESTRICTED STOCK AWARDS
------------------------------------------------------------------------------------------------------------------
                                         DOLLAR             NUMBER OF            DOLLAR             NUMBER OF
        NAME AND POSITION               VALUE(1)             OPTIONS            VALUE(2)             SHARES
------------------------------------------------------------------------------------------------------------------
 Mark A. Kaiser                         $622,155             93,592              $95,456              9,091
   Chairman of the Board and Chief
   Executive Officer
------------------------------------------------------------------------------------------------------------------
  Kenneth M. Goins, Jr.                 $468,792             71,570              $66,822              6,364
   President and Chief Operating
   Officer
------------------------------------------------------------------------------------------------------------------
 Thomas C. Kuhn III                     $242,875             39,626              $38,178              3,636
   Senior Vice President and Chief
   Financial Officer
------------------------------------------------------------------------------------------------------------------
 O. B. Rawls, IV                        $191,250             30,000              $19,089              1,818
   Senior Vice President and Group
   General Manager
------------------------------------------------------------------------------------------------------------------
  Barry W. Burt                         $208,250             30,626              $19,089              1,818
   Vice President and General
   Counsel
------------------------------------------------------------------------------------------------------------------
 All Executive Officers as a Group
  (including the above)                $1,733,322            265,414            $238,634             22,727
------------------------------------------------------------------------------------------------------------------
 All Nonexecutive Directors As a
  Group (including the above)              --                  --                  --                  --
------------------------------------------------------------------------------------------------------------------
 All Nonexecutive Employees As a
  Group                                $3,005,484            614,991             $38,178              3,636
------------------------------------------------------------------------------------------------------------------

------------------------------------

(1) The dollar value of the above options depends on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise. The closing price per share of Caredata.com common stock on March 6, 2000 was $10.50.
(2) Based on the closing price per share of Caredata.com stock of $10.50 on March 6, 2000.

PROXY

                               CAREDATA.COM, INC.
                PROXY APPOINTMENT SOLICITED BY AND ON BEHALF OF
                             THE BOARD OF DIRECTORS

          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2000

     The undersigned Stockholder of Caredata.com, Inc. (the "Company"), hereby constitutes and appoints Mark A. Kaiser, Kenneth M. Goins, Jr. and Barry W. Burt, or any one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Grand Hyatt Atlanta, 3300 Peachtree Road, N.E., Atlanta, Georgia, on May 2, 2000, at 10:00 a.m., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated March 28, 2000, the receipt of which is acknowledged, in the manner specified below.


1. ELECTION OF DIRECTORS. On the proposal to elect the following persons to each serve as a Class 1 Director for a three-year period and until his successor is elected and qualified:

                                    CLASS 1

                                 Keith O. Cowan
                          William M. McClatchey, M.D.

     [ ] FOR all nominees listed above                [ ] WITHHOLD AUTHORITY to
     (except as marked below to the contrary)             vote for all nominees
                                                          listed above

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                               LIST NAME BELOW.)


2. AMENDMENT TO THE CAREDATA.COM, INC. 1998 LONG-TERM INCENTIVE PLAN. On the proposal to amend the Caredata.com, Inc. 1998 Long-Term Incentive Plan to increase the number of shares of Caredata.com Common Stock available for awards under the Plan by 400,000 from 850,000 to 1,250,000:

          [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS SET FORTH ON THE REVERSE HEREOF AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

      Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each Stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                SHARES HELD:
                                            -----------------------------------


                                -----------------------------------------------
                                         Signature of Stockholder


                                -----------------------------------------------
                                   Signature of Stockholder (If held Jointly)


                                Date:                                    , 2000
                                     ------------------------------------
                                         Month            Day